Exhibit 99.1

Hoth Announces Pricing of Public Offering of Shares of Common Stock

NEW YORK, NY, May 21, 2020 /PR Newswire/ Hoth Therapeutics, Inc. (“Hoth” or the “Company”) (NASDAQ: HOTH), a biopharmaceutical company, today announced the pricing of an underwritten public offering of 1,818,182 shares of common stock at a public offering price of $2.75 per share, before underwriting discounts and commissions. In addition, Hoth has granted the underwriters a 45-day option to purchase up to an additional 272,727 shares of common stock at the public offering price, less underwriting discounts and commissions. All shares of common stock are being offered by Hoth. Gross proceeds from the offering will be approximately $5.0 million. The offering is expected to close on or about May 27, 2020, subject to the satisfaction of customary closing conditions.

The Benchmark Company is acting as sole book-running manager for the offering.

A registration statement on Form S-3 (including a preliminary prospectus describing the terms of the offering) relating to these securities has been filed with the Securities and Exchange Commission (SEC) and has become effective. The offering will be made only by means of a prospectus supplement and accompanying prospectus. A copy of the final prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and may be obtained, when available, for free on the SEC’s website located at http://www.sec.gov. When available, electronic copies of the final prospectus supplement and accompanying prospectus relating to the offering may be obtained by contacting The Benchmark Company, Attn: Prospectus Department, 150 E. 58th Street, 17th floor, New York, NY 10155 or by calling 212-312-6700 or by emailing prospectus@benchmarkcompany.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Hoth Therapeutics, Inc.

Hoth Therapeutics, Inc. is a clinical-stage biopharmaceutical company focused on developing new generation therapies for dermatological disorders. Hoth’s pipeline has the potential to improve the quality of life for patients suffering from indications including atopic dermatitis, chronic wounds, psoriasis, asthma and acne. Hoth has also recently entered into two different agreements to further the development of two different vaccine prospects to prevent or treat COVID-19. To learn more, please visit www.hoththerapeutics.com.

Forward-Looking Statement

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws, including statements regarding the proposed offering, timing and the use of proceeds. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to the Company on the date of this press release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including, without limitation, those set forth in the Company’s filings with the Securities and Exchange Commission. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact:

Phone: (646) 756-2997

Email: investorrelations@hoththerapeutics.com

www.hoththerapeutics.com

KCSA Strategic Communications

Valter Pinto, Managing Director

(212) 896-1254

Hoth@kcsa.com